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                                                                   EXHIBIT 10.20

                              AMENDED AND RESTATED
                       RESTRICTED STOCK PURCHASE AGREEMENT
                                (SENIOR MANAGERS)

            THIS AMENDED RESTRICTED STOCK PURCHASE AGREEMENT, dated as of May 9, 2005 between Nextel Partners, Inc., a Delaware corporation (the "Company"), and __________ (the "Purchaser").

            WHEREAS, the Purchaser is an executive officer of each of the Company and Nextel Partners Operating Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and his continued participation is considered by the Company to be important for the development of the Company's business; and

            WHEREAS, in recognition of Purchaser's anticipated and highly valued contribution to the Company, the Company sold to the Purchaser, and the Purchaser purchased from the Company, shares of the Company's Class A Common Stock, in accordance with the terms and conditions of the Restricted Stock Purchase Agreement dated as of May 18, 2000 as amended by that certain Amendment No. 1 to Restricted Stock Purchase Agreement dated October 17, 2002 (collectively, the "RSPA");

            WHEREAS, the Compensation Committee of the Board has agreed that it is in the best interest of the Company to amend and restate the RSPA, and Purchaser desires also to amend and restate the RSPA;

            NOW, THEREFORE, the parties agree as follows:

      1. Definitions. As used herein, the following terms shall have the following meanings set forth below:

            "Board" means the Board of Directors of the Company.

            "Class A Common Stock" means the Class A Common Stock, par value $.001 per share, of the Company.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

      2. Purchase and Sale.

            (a) The Company has sold to the Purchaser, and the Purchaser has purchased from the Company, an aggregate of _____________________________ (_______) shares of

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      the Company's Class A Common Stock, par value $.001 per share (the
      "Shares"), at the price of $.01 per share.

            (b) The Purchaser has delivered to the Company herewith a check payable to the Company in the amount of the aggregate purchase price of the Shares, and the Company has herewith delivered to the Purchaser , a duly executed certificate evidencing the Shares issued in the name of the Purchaser.

            (c) This Agreement shall not confer upon the Purchaser any right with respect to continuation of his employment with the Company, nor shall it interfere with or affect in any manner the right or power of the Company, or a parent or subsidiary of the Company, to terminate any agreement with the Purchaser in accordance with the terms thereof.

      3. Vesting.

            The parties agree that from and after the date hereof all of the Shares subject to this Agreement shall be deemed vested in full and therefore constitute vested shares for purposes of this Agreement.

      4. Legends; Transfer Restrictions.

            (a) The certificates evidencing the Shares shall be endorsed with the following legend (and any other legend required to be placed thereon by applicable state securities laws):

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

      5. Adjustments for Splits, Etc. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be automatically adjusted to reflect any stock split, stock dividend or like change in the shares of Class A Common Stock which may be made by the Company after the date of the purchase of the Shares.

      6. Investment Representations; Restriction on Transfer. In connection with the purchase of the Shares, the Purchaser represents to the Company the following:

            (a) He is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. He is purchasing these securities for investment for his own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

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            (b) He understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of his investment intent as expressed herein. In this connection, he understands that, in the view of the SEC, the statutory basis for such exemption may not be present if his representations meant that his present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

            (c) He further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. He understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.

            (d) The Purchaser is an "accredited investor" within the meaning of Regulation 501 under the Securities Act of 1933, as amended, in that he is an "executive officer" as defined in Regulation 501 or otherwise is an "accredited investor", the Purchaser is aware that the Company is a "development stage" company with no significant business operations or history and may be dependent for its future success on matters that cannot now be foreseen or predicted, and the Purchaser is not making this investment in the Company based on any representation or warranty made to him by the Company.

            (e) The Purchaser's financial situation is such that the Purchaser can afford to bear the economic risk of holding the Shares acquired hereunder for an indefinite period of time, the Purchaser has adequate means for providing for his needs and contingencies and can afford to suffer the complete loss of the investment in the Shares.

            (f) The Purchaser's knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of the investment in the Shares, or the Purchaser has been advised by a representative possessing such knowledge and experience.

            (g) The Purchaser understands that the Shares acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there are substantial restrictions on the transferability of the Shares, and that for an indefinite period following the date hereof there will be no (or only a limited) public market for the Shares and that, accordingly, it may not be possible for Purchaser to sell the Shares in case of emergency or otherwise.

            (h) The Purchaser and his representatives, including his professional,

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      financial, tax and other advisors, have carefully reviewed all documents available to them in connection with the investment in the Shares, and the Purchaser understands and has taken cognizance of all the risks related to such investment.

            (i) The Purchaser and his representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the acquisition of the Shares and related matters and to obtain all additional information which the Purchaser or his representatives deem necessary.

            (j) All information that the Purchaser has provided to the Company and its representatives concerning the Purchaser and his financial position is true, complete and correct.

      7. General Provisions.

            (a) This Agreement shall be governed by the internal laws of the State of Delaware without regard to conflicts of law principles.

            (b) This Agreement as amended and restated represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser and may be modified or amended only by a writing signed by both parties.

            (c) All notices given hereunder shall be in writing and shall be deemed to have been duly given and received (i) when delivered personally, with receipt acknowledged in writing by the recipient, (ii) on the tenth business day after being sent by registered or certified mail (postage paid, return receipt requested), (iii) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, or (iv) on the date on which a facsimile is transmitted, in each case to the parties at their respective addresses stated below; provided, that if the intended recipient of any notice hereunder refuses to acknowledge receipt thereof in writing, such notice shall be deemed to have been duly given on the date of such refusal. Any party may change its address for notice by giving notice of the new address to the other party in accordance with the provisions of this paragraph.

            If to the Company:

                 Nextel Partners, Inc.
                 4500 Carillon Point
                 Kirkland, WA 98033
                 Attention: General Counsel
                 Facsimile: 425-828-8098

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                     If to Executive:

                        ______________
                        ______________
                        ______________

                        Facsimile: _________

            (d) The rights and obligations of the Purchaser under this Agreement may be assigned only with the prior written consent of the Company.

            (e) Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

            (f) Each party agrees, upon the reasonable request of the other party, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

            (g) Except as otherwise provided herein, any controversies or claims arising out of, or relating to this Agreement or the breach thereof, shall be settled by arbitration in accordance with the commercial rules of the American Arbitration Association, which decision shall be final and binding on the parties, and judgment upon the award rendered shall be entered in any court having jurisdiction thereof. Any party may demand such arbitration in accordance with the procedures set out in those rules. The arbitration shall be conducted in New York, New York, or such other location as may be mutually agreed upon by the parties. Special, consequential, or punitive damages shall not be awarded by the arbitrator. In the event of any arbitration proceeding hereunder, the Company will (x) pay the fees and expenses of the arbitrator and (y) advance the Purchaser's documented out-of-pocket costs (including reasonable counsel fees and expenses) on a current basis, provided, that if the Purchaser is determined not to be the substantially prevailing party on the matters submitted for arbitration (which determination shall be made by the arbitrator and included in his or her decision), the Purchaser will promptly reimburse the Company for any expenses so advanced. The Purchaser acknowledges that the Company is agreeing to make advances to him pursuant to the preceding sentence in consideration of his agreement to reimburse the Company for any such advances to the extent required by the preceding sentence. The Company will in all events pay its own costs (including counsel fees and expenses) in connection with any arbitration proceeding hereunder.

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            (h) The Purchaser understands that he (and not the Company) shall be responsible for his own federal, state, local or foreign tax liability and any of his other tax consequences that may arise as a result of the transactions contemplated by this Agreement. The Purchaser shall rely solely on the determinations of his tax advisors or his own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. The Purchaser shall notify the Company and Nextel Partners Operating Corp. in writing if the Purchaser files an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with the Internal Revenue Service within 30 days from the date of the sale of the Shares hereunder; and the Company shall file its tax returns and reports in a manner consistent with such election, provided that such election is made on the basis disclosed to the Company. The Company intends, in the event it does not receive from the Purchaser evidence of a proper filing, to claim a tax deduction for and to calculate and withhold taxes on any amount which would be taxable to the Purchaser in the absence of such an election.

            (i) To the extent legally required, the Company shall have the right and is authorized to withhold from any payments due or transfers in connection with the purchase of the Shares hereunder or from any compensation or other amount owing to the Purchaser the amount (in cash, Shares, other securities or other property) of any applicable withholding taxes in respect of the Shares and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, if applicable.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                               NEXTEL PARTNERS, INC.

                                               By ___________________________
                                               Name:
                                               Title:

                                               _______________________________
                                               [Executive Officer]

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